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                                                                  Exhibit 10.27


                          CUBIST PHARMACEUTICALS, INC.

                            STOCK PURCHASE AGREEMENT



    This STOCK PURCHASE AGREEMENT is dated as of the 18th day of July, 1997 by and between CUBIST PHARMACEUTICALS, INC., a Delaware corporation with its principal office at 24 Emily Street, Cambridge, Massachusetts 02139 (the "Company"), and the several purchasers named in the attached Exhibit A (individually, a "Purchaser" and collectively, the "Purchasers").

    WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally, desire to purchase from the Company, shares of the authorized but unissued shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), all upon the terms and subject to the conditions set forth in this Agreement.

    NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

    1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

    (a) "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

    (b)  "Closing Date" means the date of the Closing.

    (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

    (d) "IBT" means International Biotechnology Trust plc, a corporation organized under the laws of the United Kingdom.

    (e) "Intangible Rights" means (i) patents, trademarks, trade names, service marks and copyrights, trademark, trade name, service mark and copyright registrations, logotypes, all applications pending on the date hereof by or before any governmental body with respect to any of the foregoing and (ii) all licenses or other contracts or agreements granted by or to the Company or to



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which the Company is a party that relate, in whole or in part, to any of the items referred to in clause (i) above.

    (f) "Purchase Price" means $6.125 per Share (subject to proportionate adjustment upon the occurrence of any stock split, stock dividend or reverse stock split that is consummated or becomes effective during the period commencing after the date hereof and ending immediately prior to the Closing).

    (g) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, substantially in the form of Exhibit B attached hereto, to be entered into by the Company and the Purchasers at the Closing.

    (h) "Regulation S" shall mean Regulation S promulgated under the Securities Act, as such Regulation may be amended and in effect from time to time.

    (i) "Regulation S Shares" shall mean any Shares sold or issued by the Company in reliance on Regulation S, which reliance and the need therefor shall be determined by the Corporation in its absolute discretion at the time of such sale or issuance and shall be conclusively evidenced by affixing the legends required by Section 7.2(a) hereof.

    (j) "Majority Purchasers" shall mean those Purchasers which have the right, pursuant to this Agreement, to purchase more than fifty percent (50%) of the Shares.

    (k)  "SEC" shall mean the Securities and Exchange Commission.

    (l) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

    (m) "Shares" shall mean (i) in the case of any Purchaser, the shares of Common Stock to be purchased by such Purchaser, at the Closing, pursuant to
Section 2.1 of this Agreement and (ii) in the case of all of the Purchasers as a group, the aggregate number of shares of Common Stock to be purchased by all of the Purchasers, at the Closing, pursuant to Section 2.1 of this Agreement.

    2.   Purchase and Sale of Shares.

    2.1 Purchase and Sale. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, at the Closing, that number of shares of Common Stock equal to the quotient obtained by dividing (i) the dollar amount set forth opposite the name of such Purchaser under the heading "Total Amount of Investment" on Exhibit A

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hereto by (ii) the Purchase Price.  The purchase price payable by each
Purchaser for each of the shares of Common Stock to be purchased by such Purchaser pursuant to this Agreement shall be equal to the Purchase Price. The aggregate purchase price payable by the Purchasers to the Company for all of the Shares shall be $5,000,002.875.

    2.2 Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110 at 10:00 a.m. on July 18, 1997 or at such other location, date and time as may be agreed upon in writing between all of the Purchasers and the Company. At the Closing, the Company shall deliver to each Purchaser a single stock certificate, registered in the name of such Purchaser, representing the number of shares of Common Stock purchased by such Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

    3. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

    3.1 Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted.

    3.2 Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which 9,569,386 shares are outstanding on the date hereof and (ii) 5,000,000 shares of preferred stock, of which no shares are outstanding on the date hereof. Except as set forth in
Schedule 3.2 hereto, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

    3.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights


                                       3
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Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Registration Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

    3.4 Valid Issuance of the Shares. The Shares being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable.

    3.5 Financial Statements. The Company has furnished to each Purchaser its audited Statements of Income, Stockholders' Equity and Cash Flows for each of the fiscal years ended December 31, 1995 and 1996, its audited Consolidated Balance Sheet as of December 31, 1996, its unaudited Statements of Income, Stockholders' Equity and Cash Flows for the period from January 1, 1997 to March 31, 1997, and its unaudited Balance Sheet as of March 31, 1997. All such financial statements are hereinafter referred to collectively as the "Financial Statements". The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, and fairly present, in all material respects, the financial position of the Company and the results of its operations as of the date and for the periods indicated thereon, except that the unaudited financial statements may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material. Since March 31, 1997, there has been no material adverse change (actual or threatened) in the assets, liabilities (contingent or other), operations or condition (financial or other) of the Company.

    3.6 SEC Documents. The Company has furnished to each Purchaser, a true and complete copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997, and any other statement, report, registration statement (other than registration statements on Form S-8) or definitive proxy statement filed by the Company with the SEC during the period commencing March 31, 1997 and ending on the date hereof. The Company will, promptly upon the filing thereof, also furnish to each Purchaser all statements, reports (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), registration statements and definitive proxy

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statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Date (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.6 being called, collectively, the "SEC Documents"). As of their respective filing dates, the SEC Documents complied or will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document. The Company has, during the period that the Company has been subject to the requirements of Section 12 or 15(d) of the Exchange Act, filed in a timely manner all reports and other material required to be filed by it pursuant to Section 13, 14 or 15(d) of the Exchange Act. The Company has not filed any amendment to its Annual Report on Form 10-K for the year ended December 31, 1996 or its Quarterly Report on Form 10-Q for the three months ended March 31, 1997. As of the date hereof, the Company has not filed any Current Report on Form 8-K for any period ending on the date hereof.

    3.7 Consents. Except for (i) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act in connection with the exercise by one or more Purchasers of their rights under the Registration Rights Agreement and (ii) any required state "blue sky" law filings in connection with the transactions contemplated under such registration statement, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein have been obtained and will be effective as of the Closing Date.

    3.8 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its respective properties or assets.

    3.9 Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and

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the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

    3.10 Nasdaq National Market. The Common Stock is listed on the Nasdaq National Market System, and there are no proceedings to revoke or suspend such listing.

    3.11 Absence of Litigation. There is no action, suit or proceeding or, to the Company's knowledge, any investigation, pending, or to the Company's knowledge, threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, might have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Registration Rights Agreement or the right of the Company to execute, deliver and perform under same.

    3.12 Intangible Rights. To the Company's knowledge, all Intangible Rights that are necessary for the conduct of the business of the Company as it is conducted on the date hereof are valid and enforceable, and no claims adverse to the interests of the Company have been asserted with respect to the Company's ownership or use of any such Intangible Rights. Except for infringements that would not, individually or in the aggregate, have a material adverse effect on the Company or on the Company's operations or financial condition, to the knowledge of the Company, the Company is not infringing any Intangible Right owned or used by any third party nor is any third party infringing any Intangible Right owned or used by the Company.

    3.13 Certain Agreements. Except as set forth in Schedule 3.13 hereto, all of the collaborative agreements, research and development agreements, licensing agreements and other agreements with corporate partners that have been previously disclosed by the Company in any reports or filings made by the Company pursuant to the Exchange Act or in any registration statement filed by the Company under the Securities Act prior to the date hereof, are valid and enforceable obligations of the Company and, to the Company's knowledge, of the other parties thereto. Except for breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the Company or on the Company's operations or financial condition, the Company is not in breach or default under any such contracts or agreements, nor has there occurred any event which, with the giving of notice or the passage of time, would constitute a breach or default on the Company's part under any such contracts or agreements. To the Company's knowledge, none of the other parties to such contracts and agreements is in breach or default thereunder nor has there

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occurred any event which, with the giving of notice or the passage of time, would constitute a breach or default on any of such other party's part thereunder.

    3.14 Certain Regulatory Matters. Except as set forth in Schedule 3.14 hereto, the Company has not conducted nor has had conducted on its behalf any clinical or pre-clinical trials of any products of the Company nor has the Company marketed, sold or licensed any products or filed or has pending with the United States Food and Drug Administration ("FDA") any New Drug Applications, Investigatory New Drug Applications or Abbreviated New Drug Applications.

    3.15 Regulation S. The sale of those Shares to be purchased by IBT pursuant to this Agreement will be made in accordance with Regulation S. None of the Company, any person affiliated with the Company or any person acting on behalf of the Company or any such affiliate engaged in any Directed Selling Efforts (as defined in Regulation S) with respect to such Shares. The transactions contemplated by this Agreement are not part of a plan or scheme on the part of the Company to evade the registration provisions of the Securities Act.

    4. Representations and Warranties of the Purchasers. Each Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

    4.1 Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite corporate power to enter into each of this Agreement and the Registration Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Registration Rights Agreement.

    4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring those of the Shares being purchased by it hereunder, for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. Notwithstanding the foregoing, each Purchaser hereby reserves the right to dispose of the Shares in a manner consistent with its fiduciary obligations to its shareholders and the Securities Act and Exchange Act.

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    4.3  Investor Status; Etc.  Such Purchaser certifies and represents to the
Company that at the time such Purchaser acquires any of the Shares, such Purchaser (a) will not be a "U.S Person" as defined in Rule 902 of Regulation S and/or (b) will be an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Shares. Such Purchaser's financial condition is such that it is able to bear the risk of holding those of the Shares purchased by it pursuant to this Agreement for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

    4.4 Shares Not Registered. Such Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that those of the Shares purchased by such Purchaser pursuant to this Agreement must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

    4.5 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

    4.6 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

    4.7 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution,

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delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

    4.8 Investment Representations. IBT, as to itself, represents and warrants to the Company that: (i) it is a corporation organized under the laws of the United Kingdom, (ii) it is not a U.S. Person (as such term is defined in Rule 902 of Regulation S), (iii) it is not acquiring any of the Shares for the account or benefit of any U.S. Person, (iv) it was not formed for the specific purpose of acquiring any of the Shares, (v) its principal office is located in London, England and (vi) it will not, during the applicable Restricted Period (as defined under Regulation S) offer or sell any of the Shares purchased by it, in the United States, to a U.S. Person or for the account or benefit of a U.S. Person or other than in accordance with Rule 903 or Rule 904 of Regulation S or pursuant to an effective registration statement under the Securities Act.

    5. Standstill Obligations. Each Purchaser hereby agrees with the Company that, until five (5) years after the Closing Date, without the prior written consent of the Company (which written consent the Company may decide to give or withhold in its absolute discretion, provided that Company agrees to consider in good faith a request made by such Purchaser soliciting that the Company give such written consent), it will not directly or indirectly (through an affiliate or otherwise) acquire beneficial ownership of any shares of Common Stock of the Company, any securities convertible into, exercisable for or exchangeable for shares of Common Stock of the Company, or any other right to acquire shares of Common Stock, if the effect of such acquisition would be to increase the aggregate number of shares of Common Stock then beneficially owned (as such term is defined within the Exchange Act and the rules and regulations promulgated by the SEC thereunder), directly or indirectly, by such Purchaser to more than the number of Shares being purchased by such Purchaser pursuant to this Agreement.

    6.   Conditions Precedent.

    6.1. Conditions to the Obligation of the Purchasers to Consummate the Closing. The obligation of each Purchaser to consummate the Closing and to purchase and pay for those Shares being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation

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and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.1(a)).

         (b) The Registration Rights Agreement shall have been executed and delivered by the Company.

         (c) The Company shall not have been adversely affected in any material way prior to the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

         (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

         (e) The purchase of and payment for the Shares by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

         (f) All instruments and corporate proceedings of the Company in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which such Purchaser may have reasonably requested in connection with such transactions.

         (g) The Purchasers shall have received from Bingham, Dana & Gould LLP, counsel to the Company, an opinion addressed to them, dated the Closing Date and substantially in the form of Exhibit C hereto.

         (h) Each of the other Purchasers shall have purchased, in accordance with this Agreement, the number of shares of Common Stock that such other Purchaser has agreed to purchase pursuant to Section 2.1 hereof.

    6.2. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell to each of the Purchasers those of the Shares to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

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         (a)  The representations and warranties contained herein of such
Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 6.2(a)).

         (b) The Registration Rights Agreement shall have been executed and delivered by each Purchaser.

         (c) The Purchasers shall have performed all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

         (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

         (e) The sale of the Shares by the Company hereunder shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

         (f) All instruments and corporate proceedings of each Purchaser in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

    7.   Transfer, Legends.

    7.1. Special Securities Law Transfer Restrictions.

         (a) The Regulation S Shares shall be subject to the restrictions on transfer set forth below in this Section 7.1(a). No Purchaser shall sell, assign, pledge, transfer or otherwise dispose of any Regulation S Shares, except

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(i) pursuant to an effective registration statement under the Securities Act,
(ii) in accordance with the provisions of Regulation S or (iii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities law. Without limiting the generality of the provisions of the immediately preceding sentence, each Purchaser hereby further agrees that during the applicable Restricted Period (as defined in Regulation S), such Regulation S Shares shall not be offered, sold, assigned, pledged, transferred or otherwise disposed of to any U.S. Person or for the account or benefit of any U.S. Person. Any sale, assignment, pledge, transfer or other disposition of the Regulation S Shares in violation of this
Section 7.1(a) shall be null and void. The Company shall not register any sale, assignment, pledge, transfer or other disposition of any of the Regulation S Shares in violation of this Section 7.1(a).

         (b) With respect to those Shares that are not Regulation S Shares, no Purchaser shall sell, assign, pledge, transfer or otherwise dispose or encumber any of such Shares, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of any of such Shares in violation of this Section 7.1(b) shall be void. The Company shall not register any transfer of any of Shares in violation of this Section 7.1(b).

         (c) The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this
Section 7.1.

    7.2. Legends.

         (a) Each certificate or other document evidencing any of the Shares that are sold and/or issued by the Corporation in reliance on Regulation S, as determined by the Corporation in its sole discretion, shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

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    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
    THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO U.S. PERSONS, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER SUCH ACT, ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR UNLESS AN EXEMPTION UNDER SUCH ACT IS THEN AVAILABLE AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT UNDER SUCH ACT."

         (b) Each certificate or other document evidencing any of the Shares that are issued by the Company without relying on Regulation S, as determined by the Company in its sole description, shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

    8. Termination; Liabilities Consequent Thereon. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing only as follows:

         (a) by the Purchasers, upon notice to the Company if the conditions set forth in Section 6.1 shall not have been satisfied on or prior to July 18, 1997; or

         (b) by the Company, upon notice to the Purchasers if the conditions set forth in Section 6.2 shall not have been satisfied on or prior to July 18, 1997; or

         (c) at any time by mutual agreement of the Company and the Purchasers; or

         (d) by the Purchasers, if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 30 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

         (e) by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 30 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation or warranty of any Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 8(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

Any termination pursuant to this Section 8 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

    9. Election of IBT Nominee to Board of Directors. The Company shall take all steps as are necessary and appropriate and otherwise use its best efforts to cause an individual designated by IBT (which designation shall be made by IBT in accordance with the provisions set forth below in this Section 9) (such individual so initially designated by IBT, and each other individual from time to time designated by IBT pursuant to, and in accordance with, the provisions set forth below in this Section 9 in replacement of the individual theretofore designated by IBT, being referred to herein as the "IBT Nominee") to be duly and properly elected on the Closing Date to a seat on the Board of Directors of the Company.

Thereafter, until the Nomination Termination Date (as defined below in this Section 9), at each annual or special meeting of the stockholders of the Company, or in connection with any written consent solicited from the stockholders of the Company, at or with respect to which a vote is taken to elect a director to fill the seat occupied by the IBT Nominee theretofore serving as a director of the Company (whether upon the expiration of such IBT Nominee's term as a director of the Company or otherwise), the Company shall nominate the IBT Nominee for election to the Board of Directors.

    Until the Nomination Termination Date, in the event that the individual at anytime serving on the Board of Directors of the Company as the IBT Nominee shall, for any reason, cease or be unable so to serve, the Company shall take all steps as are necessary and appropriate and otherwise use its best efforts to cause the vacancy on the Board of Directors of the Company thereby created to be filled promptly by the election to the Board of Directors of another IBT Nominee. The individual serving on the Board of Directors of the Company as the IBT Nominee shall be entitled to reimbursement of costs and expenses and payment of fees on terms no less favorable than those available to other directors of the Company. In addition, the individual serving on the Board of Directors of the Company as the IBT Nominee shall be entitled to directors' insurance and indemnification coverage on terms no less favorable than those available to other directors of the Company.

    Notwithstanding anything in this Section 9 to the contrary, without the prior written consent of the Company, in no event shall IBT designate any individual as the IBT Nominee if such individual is an officer, director, employee, consultant or stockholder of (A) any business, person or entity that is a competitor, vendor, supplier or customer of the Company or (B) any Affiliate of such business, person or entity. Also notwithstanding anything in this Section 9 to the contrary, in no event shall the Company be required to nominate a specific individual for election to the Board of Directors of the Company as the IBT Nominee or to otherwise take any steps or utilize any efforts to cause such individual to be elected to the Board of Directors of the Company if the stockholders of the Company do not vote or otherwise take action in favor of the reelection of such individual to the Board of Directors of the Company, or vote or otherwise take action to remove such individual as a director of the Company. The foregoing sentence shall not relieve the Company's obligations under this Section 9 with respect to any other individual that becomes the IBT Nominee.

    The provisions of this Section 9 shall automatically terminate on the Nomination Termination Date.

    For purposes of this Section 9, the term "Nomination Termination Date" shall mean the date on which IBT or any of its Affiliates ceases to own at least seventy five percent (75%) of those Shares purchased by IBT, at the Closing, pursuant to this Agreement (subject to proportionate adjustment upon any stock split, stock dividend, reverse stock split or like event).

    10.  Miscellaneous Provisions.

    10.1 Public Statements or Releases. None of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its employees, suppliers, or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 9.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

    10.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

    10.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

    10.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

    10.5 Notices.

    (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

    (b)  All correspondence to the Company shall be addressed as follows:

         Cubist Pharmaceuticals, Inc.
         24 Emily Street
         Cambridge, MA 02139
         Attention: Scott M. Rocklage,
                    President and Chief Executive Officer
         Telecopier:  (617) 576-0232

         with a copy to:

         Bingham, Dana & Gould LLP
         150 Federal Street
         Boston, Massachusetts 02110
         Attention: Julio E. Vega, Esq.
         Telecopier: (617) 951-8736

    (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

         with a copy to:

         Reboul, MacMurray, Hewitt, Maynard & Kristol
         45 Rockefeller Plaza
         New York, New York 10111
         Attention: Charles D. Uniman, Esq.
         Telecopier: (212) 841-5725

    (d) Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

    10.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

    10.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

    10.8 Governing Law; Injunctive Relief.

    (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the Commonwealth of Massachusetts and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

    (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the Commonwealth of Massachusetts, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

    10.9 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

    10.10 Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

    10.11 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, except, solely in the case of parties to this Agreement other than the Company, to an Affiliate or to a successor of the business, by merger or otherwise, to which this Agreement relates, provided that in the case of an assignment to an Affiliate the assigning party shall promptly notify the other party in writing of such assignment and shall remain liable (both directly and as guarantor) with respect to all obligations so assigned. In the event of any assignment or in the event that an Affiliate of either party shall exercise rights and/or perform obligations hereunder pursuant to the terms of this Agreement, the assignee or Affiliate, as the case may be, shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

    10.12 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

    10.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the parties hereto.






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                                      19

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                             CUBIST PHARMACEUTICALS, INC.


                             By:  /s/Scott M. Rocklage
                                --------------------------------
                             Name:  Scott M. Rocklage
                             Title: President and Chief Executive
                                    Officer


                             PURCHASERS:


                             INTERNATIONAL BIOTECHNOLOGY
                             TRUST plc


                             By:
                                 -------------------------------
                                 Name:
                                 Title:

                                   Exhibit A
                                   ---------
                                  PURCHASERS



                                               Total Amount of
Name and Address of Purchasers                    Investment
------------------------------                 ----------------
International Biotechnology Trust plc           $5,000,002.875
Five Arrows House
St. Swithin's Lane
London EC4N 8NR
England
